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                                                                 EX-99.22(h)(13)

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                    GE LIFE AND ANNUITY ASSURANCE COMPANY ON
                              BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                     BANC OF AMERICA CAPITAL MANAGEMENT, LLC

                                       AND

                         NATIONS SEPARATE ACCOUNT TRUST

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         THIS AGREEMENT, made and entered into as of May 1, 2003 (the
"Agreement"), by and among Nations Separate Account Trust, a Delaware business trust (the "Trust"), on behalf of the Portfolios listed on Schedule A, Banc of America Capital Management, LLC, a North Carolina limited liability company (the "Adviser"), and GE Life and Annuity Assurance Company, a Virginia life insurance company (the "Life Company"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts").

                                WITNESSETH THAT:

         WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is available to the extent set forth herein to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Trust and the Adviser ("Participating Insurance Companies");

         WHEREAS, the Trust currently consists of eleven investment portfolios, shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Trust will make Shares of each investment portfolio of the Trust listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios") as the Parties hereto may amend from time to time available for purchase by the Accounts;

         WHEREAS, the Trust has received an order (the "Order") from the SEC to permit Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit Shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies;

         WHEREAS, Life Company will be the issuer of certain variable annuity contracts and variable life insurance policies (collectively, the "Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act;

         WHEREAS, Life Company will, to the extent set forth herein, fund the variable life insurance policies and variable annuity contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires);

         WHEREAS, Life Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom);

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         WHEREAS, to the extent permitted by applicable insurance laws and regulations, Life Company intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts; and

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                         SECTION 1. AVAILABLE PORTFOLIOS

         1.1      AVAILABLE PORTFOLIOS

         The Trust will make Shares of each Portfolio listed on Schedule A available to Life Company for purchase and redemption by the Accounts at the net asset value next computed after the Trust's receipt of a purchase or redemption order, in accordance with the Trust's then current prospectus and subject to the terms and conditions of this Agreement. The agents, officers or Board of Trustees of the Trust may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

         1.2      ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS.

         The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding alternatives for the Contracts, or to delete or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Trust, or its Shares herein shall include a reference to all Portfolios set forth on Schedule A as then amended.

         1.3      NO SALES TO THE GENERAL PUBLIC.

         The Trust represents that Shares are and will continue to be only available to Separate Accounts of Participating Insurance Companies, persons described in Section 1.817-5(f)(3) of the Treasury Regulations, and other persons described in IRS revenue rulings and procedures as permitted shareholders for purposes of the look-through rules of Section 1.817-5(f) of the Treasury Regulations. Life Company agrees that shares of the Portfolios will be used by Life Company only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

                       SECTION 2. PROCESSING TRANSACTIONS

         2.1      PLACING ORDERS

         (a) The Trust or its designated agent shall determine the net asset value per share for each Portfolio available each Business Day and will use its best effort to provide Life Company with the net asset value per Share for each Portfolio by 7:00 p.m. Eastern Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Trust calculates the Portfolios' net asset value. The Trust will notify Life Company as soon as possible if on any Business Day it is determined that the calculation of net asset value per share will be available after 7:00 p.m. Eastern Time.

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         (b) Life Company will place orders to purchase or redeem Shares with the Trust or its designated agent, in writing or electronically by 8:30 a.m. Eastern Time the following Business Day after receipt of such orders from the Accounts.

         (c) With respect to payment of the purchase price by Life Company and of redemption proceeds by the Trust, Life Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 2.2, below.

         (d) If the Trust provides materially incorrect Share net asset value information (as determined under SEC guidelines), Life Company or Trust, as applicable, shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to Life Company.

         2.2      PAYMENTS

         (a) Life Company shall pay for Shares of each Portfolio on the same day that it notifies the Trust of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Trust by wire to be received by the Trust by 5:00 P.M. Eastern Time on the day the Trust is notified of the purchase request for Shares.

         (b) The Trust will wire payment in federal funds for net redemption's to an account designated by Life Company by 5:00 p.m. Eastern Time on the Business Day the order is placed. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by Life Company. Such payment may be delayed if, for example, the Fund's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

         2.3      APPLICABLE PRICE

         (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that Life Company receives prior to the close of regular trading on any Business Day will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Trust or its designated agent of the orders. For purposes of this Section 2.3(a), Life Company shall be the designated agent of the Trust for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Trust; provided (1) such orders are received by Life Company in good order prior to the close of trading on any Business Day; and (ii) that the Trust receives written notice of such orders by 9:00 a.m. Eastern Time on the following Business Day.

         (b) All other Share purchases and redemptions by Life Company will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Trust, its designated agent of the order therefore, and such orders will be irrevocable.

         2.4      DIVIDENDS AND DISTRIBUTIONS

         The Trust or its designated agent will furnish notice by telephone (followed by written confirmation) on or prior to the payment date to Life Company of any income dividends or capital gain distributions payable on the Shares of any Portfolio. Life Company hereby elects to reinvest all dividends _ and capital gains distributions in additional Shares of the corresponding Portfolio at the ex-dividend date net

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asset values until Life Company otherwise notifies the Trust or its designated agent in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day.

         2.5      BOOK ENTRY

         Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to Life Company. Shares ordered from the Trust will be recorded in an appropriate title for Life Company, on behalf of its Accounts.

                          SECTION 3. COSTS AND EXPENSES

         3.1      GENERAL

         (a) Except as otherwise specifically provided herein, each party will bear all expenses incident to its performance under this Agreement.

         (b) The Trust shall pay no fee or other compensation to the Life Company under this agreement.

         3.2      REGISTRATION

         (a) The Trust will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to the Trust and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

         (b) Life Company will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

         3.3      DISTRIBUTION EXPENSES

         Life Company will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants") the following documents, whether they relate to the Account or the Trust: prospectuses (including any supplements thereto), statements of additional information, proxy materials and periodic reports. These costs would also include the costs of preparing, printing, and distributing sales literature and advertising relating to the Portfolios (all of which require the prior written consent of the Trust or its agents) to the extent such materials are distributed in connection with the Contracts, and, except for advertising materials prepared by the Trusts, filing such materials with, and obtaining approval from, the SEC, NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required by law.

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         3.4      OTHER EXPENSES

         (a) The Trust will bear, or arrange for others to bear, the costs of preparing, filing with the SEC and setting for printing the Trust's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Trust Prospectus"), periodic reports to shareholders, the Trust proxy material and other shareholder communications to the extent required by federal or state law or as deemed appropriate by the Trust. The Trust will bear all taxes required to be paid by the Trust on the issuance or transfer of Shares. In addition, the Trust will bear the cost of printing and delivering the Trust Prospectus to existing Participants who have directed Life Company to purchase Shares of the Trust, and will bear the proportionate cost of preparing and printing any supplements or amendments to the Trust Prospectus to the extent that such supplements or amendments were not required by Life Company. As mutually agreed, the Trust or the Adviser shall either (a) provide Life Company with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as Life Company shall reasonably request; or (b) provide Life Company in electronic format (PDF or other agreed upon format) of such documents in a form suitable for printing) and as stated in Section 3.4(c) below.

         (b) Life Company will bear the costs of preparing, filing with the SEC and printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), any periodic reports to Participants, voting instruction solicitation material and the Trust prospectus, except as provided in paragraph (a) above, and other Participant communications to the extent required by federal or state law or as deemed appropriate by Life Company.

         (c) Life Company will, to the extent required by law, print in quantity and deliver to existing Participants the documents described in Section 3.4(b) above and will deliver to such Participants the prospectuses as provided by the Trust. Life Company may elect to receive such prospectuses in camera ready and/or computer diskette format and the Trust will make reasonable effort to use computer formatting requested by Life Company, including but not limited to, PDF, HTML. The Trust will print the Trust statement of additional information, proxy materials relating to the Trust and periodic reports of the Trust.

         3.5      PARTIES TO COOPERATE

         Each party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Trust and the Accounts.

                           SECTION 4. LEGAL COMPLIANCE

         4.1      TAX LAWS

         (a) The Trust shall (i) qualify each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, and (ii) maintain such qualification for each Portfolio, (iii) cause each Portfolio to comply with the diversification requirements set forth in
Section 817(h) of the Code and Treasury Regulations promulgated thereunder (the "Diversification Requirements"); and (iv) cause each Portfolio to maintain such compliance. The Trust will notify Life Company immediately upon the Trust's knowledge that it has failed to satisfy its obligations under this Section 4.1(a).

         (b) Life Company shall (i) qualify each Contract as a "variable annuity contract" or "life insurance contract" for purposes of Section 817(h) of the Code and Treasury Regulations promulgated thereunder, (ii) maintain such qualification for each Contract, (iii) qualify each Account as_a "segregated asset

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account" for purposes of Section 817(h) of the Code and the Treasury Regulations
promulgated thereunder, (iv) maintain such qualification for each Account, (v) ensure that access to each Account is and will continue to be only available through the purchase of a "variable contract" within the meaning of Section 1.8175(t)(2)(B) of the Treasury Regulations, (vi) only purchase Shares on behalf of an Account or its general account, within the meaning of Section 1.817-5(f)(3)(i) of the Treasury Regulations, provided that it otherwise satisfies the requirements of said section of the Treasury Regulations.

         (c) Life Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Life Company will continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         4.2      INSURANCE AND CERTAIN OTHER LAWS

         (a) Life Company represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under all applicable laws and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under all applicable laws and regulations, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.

         (b) The Trust represents and warrants that it is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Notwithstanding the foregoing, the Trust makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

         (c) The Adviser represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations to the Trust in accordance in all material respects with such laws.

         (d) Life Company acknowledges and agrees that it is the responsibility of Life Company and other Participating Insurance Companies to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Trust and its Portfolios shall bear no responsibility to Life Company for any such determination or the correctness of such determination. Life Company has determined that the investment restrictions set forth in the current Trust Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. Life Company shall inform the Trust of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Trust or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from Life Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Life Company, the Trust shall so inform Life Company, and the Trust and Life Company shall discuss alternative accommodations in the circumstances.

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         4.3      SECURITIES LAWS

         (a) Life Company represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and applicable state law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) Life Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of, its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) The Trust represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and will be duly authorized for issuance and sold in compliance with Delaware law, (ii) the Trust is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Trust will amend the registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) the Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Trust's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder,
(vi) the Trust's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder and (vii) all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

         (c) The Trust will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Trust.

         4.4      NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES

         (a) The Trust will immediately notify Life Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act and the 1940 Act or the Trust Prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Trust Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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         (b) Life Company will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act or 1940 Act relating to the Contracts or each Account Prospectus,
(ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of any Portfolio,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable :;:ate and federal law. Life Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         4.5      DOCUMENTS PROVIDED BY LIFE COMPANY; INFORMATION ABOUT THE
                  TRUST

         (a) Life Company will provide to the Trust or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, within five Business Days preceding the filing of such document with the SEC or other regulatory authorities, provided such filing names or directly effects the Trust or the Adviser.

         (b) Life Company will provide to the Trust or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which any Portfolio, the Trust or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Trust or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

         (c) Neither Life Company nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning any Portfolio, the Trust or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the then current registration statement, including the Trust Prospectus contained therein, relating to Shares, as such registration statement and the Trust Prospectus may be amended from time to time; (ii) in reports or proxy materials for the Trust; (iii) in published reports for the Trust that are in the public domain and approved by the Trust for distribution by Life Company; or (iv) in sales literature or other promotional material approved by the Trust for use by Life Company, except as required by legal process or regulatory authorities or except with the express written permission of the Trust.

         (d) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article)), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

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         4.6      DOCUMENTS PROVIDED BY TRUST; INFORMATION ABOUT LIFE COMPANY

         (a) The Trust will provide to Life Company at least one (1) complete copy of all SEC registration statements, Trust Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or the Shares of a Portfolio, within a reasonable period of time following with the filing of such document with the SEC or other regulatory authorities.

         (b) The Trust will provide to Life Company copies of all Trust prospectuses, and printed copies of all statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Portfolio. The Trust will provide such copies to Life Company in a timely manner so as to enable Life Company to print and distribute such materials within the time required by law to be furnished to Participants.

         (c) The Trust will provide to Life Company or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which Life Company, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Life Company or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

         (d) Neither the Trust nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning Life Company, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) in published reports for the Account or the Contracts that are in the public domain and approved by Life Company for distribution; or (iii) in sales literature or other promotional material approved by Life Company or its affiliates, except as required by legal process or regulatory authorities or with the express written permission of Life Company.

         (e) The Trust shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning Life Company, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither Life Company, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article)), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

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                       SECTION 5. MIXED AND SHARED FUNDING

         Life Company acknowledges that the Trust requested and received an order from the SEC granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Plans and certain other persons. Any conditions or undertakings that may be imposed on Life Company and the Trust by virtue of such order is incorporated herein by reference, as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party.

                             SECTION 6. TERMINATION

         6.1      EVENTS OF TERMINATION

         Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

         (a) at the option of any party, with or without cause, upon sixty (60) days advance written notice to the other parties; or

         (b) at the option of the Trust or Life Company if shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by the Trust or Life Company, provided, however, that such a termination shall apply only to the Portfolio(s) not available. Prompt written notice of the election to terminate for such cause shall be furnished by the Trust or Life Company to the other party; or

         (c) at the option of the Trust upon institution of formal proceedings against Life Company by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Life Company's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, the Trust reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

         (d) at the option of the Life Company upon institution of formal proceedings against the Trust, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Trust's obligations under this Agreement or related to the operation or management of the applicable Portfolio or the purchase of the applicable Portfolios, if, in each case, Life Company reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Life Company, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

         (e) at the option of any party in the event that (i) a Portfolio's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Life Company; or

         (f) at the option of the Life Company if the Fund has failed to satisfy its obligations under Section 4.1(a); or

         (g) at the option of the Trust if the Life Company has failed to satisfy its obligations under Section 4.1(b); or

         (h) at the option of the Trust by written notice to Life Company, if the Trust shall determine in its sole judgment exercised in good faith, that Life Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (i) at the option of the Life Company by written notice to the Trust, if Life Company shall determine in its sole judgment exercised in good faith, that the Trust and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (j) at the option of Life Company by written notice to the Trust. if Life Company shall determine in its sole judgment exercised in good faith, that the Adviser and/or its affiliated companies has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (k) at the option of either party upon a determination by a majority of the Trust's Board of Trustees, or a majority of the Trust's disinterested directors, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Trust; or

         (l) at the option of any party upon another party's material breach of any provision of this Agreement; or

         (m) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any Subaccount) or upon the receipt of a substitution order by the SEC to substitute the shares of another investment company for the corresponding Trust shares in accordance with the terms of the Contracts for which those Trust shares had been selected to serve as the underlying investment media. Life Company will give at least 30 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares; or

         (n) at the option of the Trust if it suspends or terminates the offering of Shares of the applicable Portfolio to all Participating Insurance Companies or only designated Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust acting in good faith, suspension or termination is necessary in the best interests of the shareholders of the applicable Portfolio (it being understood that "shareholders" for this purpose shall mean Participants), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Insurance Companies interest in the applicable Portfolio may be grounds for a suspension or termination as to such Portfolio;

         (o) at any time upon the written agreement of the Parties.

         6.2      NOTICE REQUIREMENT FOR TERMINATION

         No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

         (a) in the event that any termination is based upon the provisions of
Section 6.1(a) hereof, such prior written notice shall be given at least sixty
(60) days in advance of the effective date of termination unless the Parties agree to a shorter time hereto;. It is understood and agreed that the right to terminate this Agreement under Section 6.1 (a) may be exercised for any reason or for no reason;

         (b) in the event that any termination is based upon the provisions of
Section 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g) or 6.1(1) hereof, prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination effective upon receipt of such notice by the non-terminating parties;

         (c) in the event that any termination is based upon the provisions of
Section 6.1(e), 6.1(h), 6.10), 6.1(k),6.1(m), or 6.1(n) hereof, such prior written notice shall be given at least 30 days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto.

         6.3      TRUST TO REMAIN AVAILABLE

         Notwithstanding any termination of this Agreement, and except as provided for in 6.1(b) or as by mutual consent to the contrary, the Trust will, at the option of Life Company, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in Portfolios of the Trust (as in effect on such date), redeem investments in Portfolios of the Trust and/or invest in Portfolios of the Trust upon the making of additional purchase payments under the Existing Contracts. Notwithstanding any termination of this Agreement, Life Company agrees to distribute to holders of Existing Contracts all materials required by law to be distributed to such holders (including, without limitation, prospectuses, statements of additional information, proxy materials and periodic reports). The parties agree that this Section 6.3 will not apply to any terminations under the conditions of the Order and the effect of such terminations will be governed by the Order.

         6.4      SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS

         All warranties and indemnifications will survive the termination of this Agreement.

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

         Subject to the provisions of Section 6.3 hereof, the Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of the applicable Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                              SECTION 8. ASSIGNMENT

         This Agreement may not be assigned by any party, except with the prior written consent of all the Parties.

                               SECTION 9. NOTICES

         Notices and communications required or permitted by any provision of this agreement hereof will be given by means mutually acceptable to the Parties concerned. When otherwise agreed each notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

     If to Life Company:

                         GE LIFE AND ANNUITY ASSURANCE COMPANY
                         6610 West Broad Street
                         Richmond, VA 23230
                         Attn: General Counsel

     If to the Trust:

                        NATIONS SEPARATE ACCOUNT TRUST
                        NCI - 002-33-31
                        101 South Tryon Street
                        Charlotte, NC 28255
                        Attn: Richard H. Blank, Jr.
                               Corporate Secretary

                          SECTION 10. VOTING PROCEDURES

         Subject to the cost allocation procedures set forth in Section 3 hereof, Life Company will distribute all proxy material furnished by the Trust to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. Life Company will vote Shares in accordance with timely instructions received from Participants. Life Company will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent-that the 1940 Act requires pass through voting privileges for Participants. Neither Life Company nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. Life Company reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. Life Company shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Order obtained by the Trust. The Trust will notify Life Company of any amendments to the Order it has obtained.

                           SECTION 11. INDEMNIFICATION

         11.1     OF THE TRUST BY LIFE COMPANY

         (a) Except to the extent provided in Sections 11.1(b) and 11.1(c), below, Life Company agrees to indemnify and hold harmless the Trust, its affiliates, and each person, if any, who controls the Trust or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees, officers, agents or employees (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of Life Company) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Life Company by or on behalf of the Trust for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

           (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Trust's 1933 Act registration statement, the Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Life Company or its affiliates and on which such persons have reasonably relied) or the wrongful conduct of Life Company or its respective affiliates or persons under their control, in connection with the sale, marketing or distribution of the Contracts or Shares; or

           (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, the Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or its affiliates by or on behalf of Life Company or its for use in the Trust's 1933 Act registration statement, the Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing; or

           (iv) arise as a result of any failure by Life Company or persons under its control or any third party with which Life Company has contractually delegated administration responsibilities for the Contracts to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement, or any material breach of any representation and/or warranty made by Life Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Life Company or persons under its control; or

           (v) arise as a result of failure to transmit a request for purchase or redemption of Shares or payment therefore within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement; or

           (vi) arise as a result of any unauthorized use of the trade names of the Trust to the extent such use is not required by applicable law or regulation.

         (b) This indemnification is in addition to any liability that Life Company may otherwise have. LIFE COMPANY shall not be liable under this Section
11.1 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to the Trust.

         (c) Life Company shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Trust shall have notified Life Company in writing within a reasonable period of time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but Life Company shall be relieved of liability under this Section 11.1 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify Life Company of any such action shall not relieve Life Company from any liability which they may have to the Indemnified Party in the absence of this Section 11.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Life Company shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel reasonably satisfactory to the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Life Company to such Indemnified Party of Life Company's election to assume the defense thereof, the Indemnified Party will cooperate fully with Life Company and shall bear the fees and expenses of any additional counsel retained by it, and Life Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         11.2     OF LIFE COMPANY BY THE TRUST

         (a) Except to the extent provided in Sections 11.2(b) and 11.2(c) below, the Trust agrees to indemnify and hold harmless Life Company, its affiliates, and each person, if any, who controls Life Company or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Trust) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Prospectus or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or its affiliates by or on behalf of Life Company or its affiliates for use in the Trust's 1933 Act registration statement, the Trust Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

           (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Trust or its affiliates and on which such persons have reasonably relied) or the wrongful conduct of the Trust or its affiliates, in connection with the sale, marketing or distribution of Trust Shares; or

           (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to Life Company, or its affiliates by or on behalf of the Trust for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

           (iv) arise as a result of any failure by the Trust to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement or any material breach of any representation and/or warranty made in this Agreement or arising out of or resulting from any other material breach of this Agreement by the Trust.

         (b) This indemnification is in addition to any liability that the Trust may otherwise have. The Trust shall not be liable under this Section 11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to Life Company, each Account or Participants.

         (c) The Trust shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Trust in writing within a reasonable period of time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Trust shall be relieved of liability under this Section 11.2 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the Indemnified Party in the absence of Section 11.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Trust will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the election to assume the defense thereof, the Indemnified Party will cooperate fully with the Trust and shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         11.2     OF LIFE COMPANY BY THE ADVISER

         (a) Except to the extent provided in Sections 11.2(b) and 11.2(c) below, the Adviser agrees to indemnify and hold harmless Life Company, its affiliates, and each person, if any, who controls Life Company or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Trust) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Prospectus or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Adviser, the Trust or their affiliates by or on behalf of Life Company or its affiliates for use in the Trust's 1933 Act registration statement, the Trust Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Adviser, the Trust or their affiliates and on which such persons have reasonably relied) or the wrongful conduct of the Adviser, the Trust, or their affiliates, in connection with the sale, marketing or distribution of Trust Shares; or

(iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to Life Company, or its affiliates by or on behalf of the Trust for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv) arise as a result of any failure by the Adviser or the Trust to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement or any material breach of any representation and/or warranty made by the Adviser or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

         (b) This indemnification is in addition to any liability that the Adviser may otherwise have. The Adviser shall not be liable under this Section
11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to Life Company, each Account or Participants.

         (c) The Adviser shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing within a reasonable period of time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Adviser shall be relieved of liability under this Section 11.3 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Adviser of any such action shall not relieve the Adviser from any liability which it may have to the Indemnified Party in the absence of Section 11.3. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Adviser to such Indemnified Party of the election to assume the defense thereof, the Indemnified Party will cooperate fully with the Adviser and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         11.4     EFFECT OF NOTICE

         Any notice given by the indemnifying party to an Indemnified Party referred to in Sections 11.1(c), 11.2(c) or 11.3(c) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         11.5     SUCCESSORS

         A successor by law of any party shall be entitled to the benefits of the indemnification contained in this Section 11.

         11.6     OBLIGATIONS OF THE TRUST

         All persons dealing with the Trust must look solely to the property of the applicable Portfolio for the enforcement of any claims against the Trust as neither the Board, Officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

         11.7     FORCE OF NATURE

         The Trust, the Adviser and/or the Life Company shall not be responsible or liable for any failure or delay in the performance of their obligations under this Agreement, arising out of or caused, directly or indirectly, by circumstances beyond their control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities; transportation; computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

                           SECTION 12. APPLICABLE LAW

         (a) This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

         (b) This Agreement shall be subject to the provisions of the 1933 Act, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                      SECTION 13. EXECUTION IN COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together with constitutes one and the same instrument.

                            SECTION 14. SEVERABILITY

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 15. RIGHTS CUMULATIVE

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              SECTION 16. HEADINGS

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           SECTION 17. CONFIDENTIALITY

         Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

         Notwithstanding the foregoing, the Parties acknowledge and agree that their rights and obligations under this Agreement are subject to all applicable federal and state privacy laws, including Title V of the Gramm-Leach-Bliley Act and any implementing rules, regulations and authoritative guidelines of any applicable regulatory agency thereunder, and any other privacy laws to which the Parties may be subject. The Parties further agree that no party shall be obligated to take any action under this Agreement which is prohibited under any such law, rule regulation or authoritative guideline of any applicable regulatory agency, and that they shall amend this Agreement to the extent necessary to comply with such federal and state privacy laws, rules, regulations or authoritative guidelines of any applicable regulatory agency.

                     SECTION 18. TRADEMARKS AND TRUST NAMES

         (a) The Adviser and its affiliates, own all right, title and interest in and to the names, trademarks and service marks and such other trade names, trademarks and service marks as may be identified to the Life Company from time to time (the " licensed marks"). Upon termination of this Agreement Life Company and its affiliates shall cease to use the licensed marks, except to the extent required by law or regulation.

         (b) GE Life and Annuity Assurance Company and its affiliates, own all right, title and interest in and to the trade names, trademarks and service marks as may be identified to the Adviser and/or the Trust from time to time (the "Life Company licensed marks"). Upon termination of this Agreement the Trust, the Adviser and their affiliates shall cease to use the Life Company licensed marks, except to the extent required by law or regulation.

                        SECTION 19. PARTIES TO COOPERATE

         Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                            SECTION 20. MISCELLANEOUS

         (a) The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the trust shall be personally liable for any such liabilities. Obligations and liabilities with respect to a Portfolio may be satisfied from the assets belonging to that Portfolio but no other assets.

         (b) The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                         NATIONS SEPARATE ACCOUNT TRUST ON
                                         BEHALF OF THE  PORTFOLIOS LISTED ON
                                         SCHEDULE A

Attest: /s/ Paul Calderelli              By:/s/ Edward D. Bedard
        -------------------                 ------------------------------------
Name: Paul Calderelli                    Name: Edward D. Bedard
Title: Asst General Counsel              Title: Chief Financial Officer

                                         BANK OF AMERICA CAPITAL MANAGEMENT, LLC

Attest: /s/ Paul Calderelli              By:/s/ Edward D. Bedard
        -------------------                 ------------------------------------
Name: Paul Calderelli                    Name: Edward D. Bedard
Title: Asst General Counsel              Title: Managing Director

                                         GE LIFE AND ANNUITY ASSURANCE COMPANY

Attest: /s/ Heather Harker               By:/s/ Geoffrey S. Stiff
        -------------------                 ------------------------------------
Name:  Heather Harker                    Name: Geoffrey S. Stiff
Title: VP & Associate Gen. Counsel       Title: Senior Vice President